Exhibit 99.1

AMERICREDIT REPORTS FIRST QUARTER OPERATING RESULTS

•	1st Quarter earnings of $26 million, $0.19 per share

•	Loan originations of $229 million

•	Total available liquidity of $704 million

FORT WORTH, TEXAS October 21, 2009 – AMERICREDIT CORP. (NYSE: ACF) today announced net income of $26 million, or $0.19 per share, for its fiscal first quarter ended September 30, 2009. The Company reported a net loss of $5 million, or $0.05 per share, for the same period a year earlier. Net loss for the quarter ended September 30, 2008, was revised, from a net loss of $2 million, or $0.01 per share, to reflect the retrospective adoption, on July 1, 2009, of a new accounting standard that changes the accounting for convertible bonds.

Originations were $229 million for the quarter ended September 30, 2009, compared to $579 million for the same quarter last fiscal year. Finance receivables totaled $10.0 billion at September 30, 2009, compared to $14.1 billion at September 30, 2008.

Annualized net charge-offs totaled 8.4% of average finance receivables for the quarter ended September 30, 2009, compared to 7.3% for the quarter ended September 30, 2008.

Finance receivables 31-to-60 days delinquent were 7.6% of the portfolio at September 30, 2009, compared to 7.4% at September 30, 2008. Accounts more than 60 days delinquent were 3.8% of the portfolio at September 30, 2009, compared to 3.6% a year ago.

The allowance for loan losses as a percentage of finance receivables was 8.2% at September 30, 2009, compared to 8.2% at June 30, 2009 and 6.8% at September 30, 2008.

The Company had total available liquidity of $704 million at September 30, 2009, consisting of $462 million of unrestricted cash and approximately $242 million of borrowing capacity on unpledged eligible receivables. During the September quarter, the Company received a $113 million income tax refund. Subsequent to September 30, 2009, the Company received an additional income tax refund of $85 million, for a total refund of $198 million resulting from federal net loss carrybacks.

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“We had a solid September quarter. Credit metrics reflected typical seasonal decline and the impact of a decreasing portfolio balance. However, we are seeing a moderation in the rate of deterioration in our credit performance,” said President and Chief Executive Officer Dan Berce. “With ample liquidity, sufficient warehouse capacity and an improving capital markets environment, we are well-positioned to rebuild loan origination levels.”

AmeriCredit will host a conference call for analysts and investors today at 5:30 p.m. Eastern time. For a live Internet broadcast of this conference call, please go to the Company’s Web site to register, download and install any necessary audio software. For those who cannot listen to the live broadcast, a replay will be available shortly after the call.

About AmeriCredit

AmeriCredit Corp. is a leading independent automobile finance company that provides financing solutions indirectly through auto dealers across the United States. AmeriCredit has approximately 900,000 customers and $10 billion in auto receivables. The Company was founded in 1992 and is headquartered in Fort Worth, Texas. For more information, visit www.americredit.com.

Except for the historical information contained herein, the matters discussed in this news release include forward-looking statements that involve risks and uncertainties detailed from time to time in the Company’s filings and reports with the Securities and Exchange Commission including the Company’s annual report on Form 10-K for the year ended June 30, 2009. Such risks include – but are not limited to – variable economic conditions, adverse portfolio performance, volatile wholesale vehicle values, reliance on warehouse financing and capital markets, the ability to continue to securitize loans, the continued availability of credit enhancement for securitization transactions on acceptable terms, fluctuating interest rates, competition, regulatory and legal changes, the high degree of risk associated with subprime borrowers, and exposure to litigation. These forward-looking statements are based on the beliefs of the Company’s management as well as assumptions made by and information currently available to the Company’s management. Actual events or results may differ materially. It is advisable not to place undue reliance on any forward-looking statements. The Company undertakes no obligation to, and does not, publicly update or revise any forward-looking statements, except as required by federal securities laws, whether as a result of new information, future events or otherwise.

AmeriCredit Corp.

Consolidated Statements of Operations

(Unaudited, Dollars in Thousands, Except Per Share Amounts)

	Three Months Ended September 30,
	2009	2008 (Revised)
Revenue:
Finance charge income	$389,796	$533,973
Other income	23,488	31,076
Gain on retirement of debt		994

	413,284	566,043

Costs and expenses:
Operating expenses	68,862	84,255
Leased vehicles depreciation	10,110	10,914
Provision for loan losses	157,951	274,865
Interest expense	130,148	200,654
Restructuring charges	(37)	551

	367,034	571,239

Income (loss) before income taxes	46,250	(5,196)

Income tax provision	20,489	78

Net income (loss)	$25,761	$(5,274)

Earnings (loss) per share:
Basic	$0.19	$(0.05)

Diluted	$0.19	$(0.05)

Weighted average shares	133,229,960	116,271,119

Weighted average shares and assumed incremental shares	136,083,460	116,271,119

Consolidated Balance Sheets

(Unaudited, Dollars in Thousands)

	September 30, 2009	June 30, 2009 (Revised)	September 30, 2008 (Revised)
Cash and cash equivalents	$462,106	$193,287	$243,752
Finance receivables, net	9,195,075	10,037,329	13,102,726
Restricted cash – securitization notes payable	873,304	851,606	915,694
Restricted cash – credit facilities	170,281	195,079	190,619
Property and equipment, net	42,054	44,195	52,992
Leased vehicles, net	143,819	156,387	198,606
Deferred income taxes	54,659	75,782	282,876
Income tax receivable	84,387	197,579	21,832
Other assets	190,047	207,083	325,443

Total assets	$11,215,732	$11,958,327	$15,334,540

Credit facilities	$1,019,068	$1,630,133	$2,990,427
Securitization notes payable	7,266,456	7,426,687	9,289,957
Senior notes	91,620	91,620	200,000
Convertible debt	397,763	392,514	533,706
Accrued taxes and expenses	153,725	157,640	233,682
Interest rate swap agreements	119,756	131,885	63,489
Other liabilities	17,071	20,540	41,066

Total liabilities	9,065,459	9,851,019	13,352,327

Shareholders’ equity	2,150,273	2,107,308	1,982,213

Total liabilities and shareholders’ equity	$11,215,732	$11,958,327	$15,334,540

Consolidated Statements of Cash Flows

(Unaudited, Dollars in Thousands)

	Three Months Ended September 30,
	2009	2008 (Revised)
Cash flows from operating activities:
Net income (loss)	$25,761	$(5,274)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	22,824	25,885
Accretion and amortization of fees	2,375	6,995
Provision for loan losses	157,951	274,865
Deferred income taxes	15,517	(5,162)
Non-cash interest on convertible debt	5,249	5,608
Stock-based compensation expense	2,968	3,894
Amortization of warrants	1,968	12,348
Gain on retirement of debt		(994)
Other	(6,817)	3,670
Changes in assets and liabilities:
Income tax receivable	113,207	1,065
Other assets	1,305	352
Accrued taxes and expenses	(6,657)	6,960

Net cash provided by operating activities	335,651	330,212

Cash flows from investing activities:
Purchases of receivables	(217,920)	(586,647)
Principal collections and recoveries on receivables	912,121	1,213,444
Net change in restricted cash and other	13,335	36,882

Net cash provided by investing activities	707,536	663,679

Cash flows from financing activities:
Net change in credit facilities	(611,065)	67,013
Net change in securitization notes payable	(160,950)	(1,130,862)
Proceeds from issuance of common stock	1,136	14
Retirement of convertible debt		(114,048)
Other net changes	(2,823)	(6,348)

Net cash used by financing activities	(773,702)	(1,184,231)

Net increase (decrease) in cash and cash equivalents	269,485	(190,340)
Effect of Canadian exchange rate changes on cash and cash equivalents	(666)	599
Cash and cash equivalents at beginning of period	193,287	433,493

Cash and cash equivalents at end of period	$462,106	$243,752

Other Financial Data

(Unaudited, Dollars in Thousands)

	Three Months Ended September 30,
	2009	2008
Origination volume	$229,073	$579,290
Loans securitized	981,056	—
Average finance receivables	$10,482,453	$14,544,922

	September 30, 2009	June 30, 2009	September 30, 2008
Finance receivables:
Principal	$10,021,033	$10,927,969	$14,062,845
Allowance for loan losses and nonaccretable acquisition fees	(825,958)	(890,640)	(960,119)

	$9,195,075	$10,037,329	$13,102,726

Allowance as a percent of ending finance receivables	8.2%	8.2%	6.8%

	September 30, 2009	June 30, 2009	September 30, 2008

Loan delinquency as a percent of ending finance receivables:
31 - 60 days	7.6%	6.9%	7.4%
Greater than 60 days	3.8	3.5	3.6

Total	11.4%	10.4%	11.0%

	Three Months Ended September 30,
	2009	2008
Contracts receiving a payment deferral as an average quarterly percentage of average finance receivables	7.9%	7.3%

Net charge-offs	$222,633	$265,859

Annualized net charge-offs as a percent of average finance receivables	8.4%	7.3%

Net recoveries as a
percent of gross repossession charge-offs	42.7%	41.6%

Components of net margin:

	Three Months Ended September 30,
	2009	2008 (Revised)
Finance charge income	$389,796	$533,973
Other income	23,488	31,076
Interest expense	(130,148)	(200,654)

Net margin	$283,136	$364,395

Annualized net margin as a percent of average finance receivables:

	Three Months Ended September 30,
	2009	2008 (Revised)
Finance charge income	14.7%	14.5%
Other income	0.9	0.9
Interest expense	(4.9)	(5.5)

Net Margin	10.7%	9.9%

	Three Months Ended September 30,
	2009	2008
Operating expenses	$68,862	$84,255

Annualized operating expenses as a percent of average finance receivables	2.6%	2.3%

On July 1, 2009, the Company adopted FSP APB 14-1, Accounting for Convertible Debt Instruments That May Be Settled in Cash upon Conversion (Including Partial Cash Settlement), which requires that the Company retrospectively apply FSP APB 14-1 to prior periods. The following table shows select financial statement data as reported in prior periods.

	Three Months Ended				Fiscal Year Ended
(As Reported)	September 30, 2008	December 31, 2008	March 31, 2009	June 30, 2009	June 30, 2009
Gain on retirement of debt	$994	$37,873	$14,442	$9,886	$63,195
Interest expense	195,046	219,063	143,085	147,426	704,620
Income (loss) before income taxes	412	(39,631)	20,136	55,919	36,836
Income tax provision (benefit)	2,074	(14,075)	10,303	24,647	22,949
Net income (loss)	(1,662)	(25,556)	9,833	31,272	13,887
Earnings (loss) per share:
Basic	$(0.01)	$(0.21)	$0.07	$0.24	$0.11
Diluted	$(0.01)	$(0.21)	$0.07	$0.23	$0.11
Weighted average shares outstanding:
Basic	116,271,119	120,106,666	131,914,885	132,890,596	125,239,241
Diluted	116,271,119	120,106,666	133,982,994	133,523,867	129,381,343

The following table shows selected financial data as revised for the retrospective adoption of FSP APB 14-1:

	Three Months Ended				Fiscal Year Ended
(Revised)	September 30, 2008	December 31, 2008	March 31, 2009	June 30, 2009	June 30, 2009
Gain on retirement of debt	$994	$30,411	$11,048	$5,699	$48,152
Interest expense	200,654	224,775	148,237	152,894	726,560
Income (loss) before income taxes	(5,196)	(52,805)	11,590	46,264	(147)
Income tax provision (benefit)	78	(17,803)	13,996	14,471	10,742
Net income (loss)	(5,274)	(35,002)	(2,406)	31,793	(10,889)
Earnings (loss) per share:
Basic	$(0.05)	$(0.29)	$(0.02)	$0.24	$(0.09)
Diluted	$(0.05)	$(0.29)	$(0.02)	$0.24	$(0.09)
Weighted average shares outstanding:
Basic	116,271,119	120,106,666	131,914,885	132,890,596	125,239,241
Diluted	116,271,119	120,106,666	131,914,885	133,523,867	125,239,241

Contact:

Caitlin DeYoung
(817) 302-7394